Exhibit 99.1
Regency Energy Partners LP Announces Prorated Cash Distribution: Invites Investors to First
Quarter 2006 Earnings Call
DALLAS, Tex., Apr. 27, 2006 – Regency Energy Partners LP (Nasdaq: RGNC) today announced a prorated cash distribution of 22.17 cents per unit for the period from the closing of the partnership’s initial public offering on February 3, 2006 through March 31, 2006. The quarterly cash distribution will be paid on May 15, 2006 to unitholders of record at the close of business on May 8, 2006. This prorated quarterly distribution equates to a $.35 per unit for a complete quarter, or $1.40 per unit on an annual basis.
Regency Energy Partners will hold the quarterly conference call to discuss first quarter 2006 results on Monday May 15, 2006, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time).
The dial-in number for the call is 1-800-798-2884 in the United States or +1-617-614-6207 outside the United States, pass code 69569510. A live webcast of the call can be accessed on the investor information page of Regency Energy Partners’ website at www.regencyenergy.com. The call will be available for replay for 7 days by dialing 1-888-286-8010 (from outside the U.S., +1-617-801-6888) pass code 33334748. A replay of the broadcast will also be available on the Partnership’s website.
Regency Energy Partners LP is a growth-oriented, independent midstream energy partnership engaged in the gathering, processing, marketing, and transportation of natural gas and natural gas liquids.
Additional information about Regency can be found at www.regencyenergy.com
Information Concerning Forward-Looking Statements
This press release may include “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the partnership, which may cause our actual results to differ materially from those implied or expressed by the forward-looking statements.
Contact:
Shannon Ming
Director, Investor Relations
Regency Energy Partners
214-239-0093
Shannon.ming@regencygas.com